Exhibit 10.2

Amendment to Warrant to purchase common stock of

Actinium pharmaceuticals, Inc.

This amendment to Warrant to purchase common stock oF Actinium pharmaceuticals, Inc. (this “Amendment”) is effective as of August 12, 2020 (the “Effective Date”), and is entered into by and between Sandesh Seth (the “Holder”) and Actinium Pharmaceuticals, Inc. (the “Company”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in that certain Warrant to Purchase Common Stock of Actinium Pharmaceuticals, Inc., dated March 14, 2017, by and between the Holder and the Company (the “Warrant”).

WHEREAS, pursuant to the Warrant, the Company previously granted the Holder the opportunity to acquire up to 57,212 shares (the “Covered Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) pursuant to the Warrant;

WHEREAS, Section 9 of the Warrant provides that the Warrant may only be amended by a writing signed by the parties thereto; and

WHEREAS, the Company and the Holder mutually desire and agree to amend the Warrant to remove its anti-dilution provisions.

NOW, THEREFORE, in accordance with Section 9 of the Warrant and in consideration of the mutual promises, conditions, and covenants contained herein and in the Warrant, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereby agree to amend the Warrant, effective as of the Effective Date, as follows:

1.                   The Warrant is amended by deleting Section 10(c) in its entirety.

2.                   Except as expressly amended by this Amendment, the Warrant shall continue in full force and effect in accordance with the provisions thereof.

3.                   This Amendment may be executed in two or more counterparts (including by facsimile or portable document format (“.pdf”) counterparts), all of which taken together shall constitute one instrument. The exchange of copies of this Amendment and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original document for all purposes. Signatures of the parties transmitted by facsimile or .pdf shall be deemed to be their original signatures for any purpose whatsoever.

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Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Holder have executed, or caused to be executed, this Amendment, to be effective as of the Effective Date.

THE COMPANY

Actinium Pharmaceuticals, Inc.

By:	/s/ Steve O’Loughlin
Name:	Steve O’Loughlin
Title:	Chief Financial Officer

THE HOLDER

/s/ Sandesh Seth
Sandesh Seth